Exhibit 99.1

Contacts:
Suzanne DuLong
VP IR & Corporate Communications
T: 802-488-2600
investor.services@GMCR.com

Katie Gilroy
Corporate Communications Manager
T : 781-205-7345
investors.services@GMCR.com

Robert P. Ostryniec Joins Green Mountain Coffee Roasters, Inc. as
Chief Product Supply Officer

WATERBURY, Vt. August 7, 2013 — Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ: GMCR), a leader in specialty coffee and single serve beverages with its innovative Keurig® brewing technology, today announced that Robert P. Ostryniec becomes its Chief Product Supply Officer as of August 26, 2013, reporting to President and CEO, Brian P. Kelley.

Mr. Ostryniec joins GMCR from H.J. Heinz Company, where he served as SVP, Global Chief Supply Chain Officer and Quality & Chief Risk Officer since February 2010. As GMCR’s Chief Product Supply Officer, a newly created position, he will be responsible for global product supply including logistics, procurement and responsible sourcing, as well as the efficiency, quality, safety and environmental management of the Company’s manufacturing processes.

“Bob brings deep supply chain, manufacturing and customer service experience and I’m pleased to welcome him to the GMCR team,” said Kelley. “Under Bob’s leadership, we will work to drive ongoing efficiencies as we continue to grow the more than 36 great brands in the GMCR family.”

Mr. Ostryniec served 10 years at H.J. Heinz Company where he held progressively responsible positions in global supply chain management.  He was Chief Supply Chain officer of North America from May 2005 to Jan 2010 and Group Vice President Consumer Products-Product Supply from July 2003 to April 2005.  Prior to joining Heinz, Mr. Ostryniec spent more than 17 years with General Electric and Stanley Tools in various manufacturing, purchasing and supply chain roles.  He holds a B.S. in Finance from Pennsylvania State University and an M.B.A. from Shippensburg University.

About Green Mountain Coffee Roasters, Inc.

As a leader in specialty coffee and coffee makers, Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ: GMCR), is recognized for its award-winning coffees, innovative Keurig® brewing technology, and socially responsible business practices. GMCR supports local and global communities by investing in sustainably-grown coffee, and donating a portion of its pre-tax profits to social and environmental projects.  For more information, please visit www.GMCR.com, www.greenmountaincoffee.com, or www.keurig.com.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its website, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

Forward-Looking Statements

Certain information contained in this filing, including statements concerning expected performance such as those relating to net sales, earnings, cost savings, acquisitions and brand marketing support, are “forward-looking statements”. Generally, these statements may be identified by the use of words such as “may,” “will,” “would,” “expect,” “should,” “anticipate,” “estimate,” “believe,” “forecast,” “intend,” “plan” and similar expressions intended to identify forward-looking statements. These statements may relate to: the expected impact of raw material costs and our pricing actions on our results of operations and gross margins, expected trends in net sales and earnings performance and other financial measures, the expected productivity and working capital improvements, the ability to maximize or successfully assert our intellectual property rights, the success of introducing and producing new product offerings, ability to attract and retain senior management, the impact of foreign exchange fluctuations, the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing, the expected results of operations of businesses acquired by us, our ability to issue debt or additional equity securities, our expectations regarding purchasing shares of our common stock under the existing authorizations, and the impact of the inquiry initiated by the SEC and any related litigation or additional governmental inquiry or enforcement proceedings.

These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by external factors such as damage to our reputation or brand name, business interruptions due to natural disasters or similar unexpected events, actions of competitors, customer relationships and financial condition, the ability to achieve expected cost savings and margin improvements, the successful acquisition and integration of new businesses, fluctuations in the cost and availability of raw and packaging materials, changes in regulatory requirements, and global economic conditions generally which would include the availability of financing, interest, inflation rates and investment return on retirement plan assets, as well as foreign currency fluctuations, risks associated with our information technology systems, the threat of data breaches or cyber-attacks, and other risks described in our filings with the Securities and Exchange Commission.

Actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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